SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2010

URANIUM RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-17171	75-2212772
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
405 State Highway 121 Bypass, Building A, Suite 110 Lewisville, TX	75067
(Address of principal executive offices)	(Zip Code)

(Registrant's telephone number, including area code) (972) 219-3330

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.   Transfer of Listing

On July 1, 2010, the Registrant received approval from The NASDAQ Stock Market to list its common stock on The Nasdaq Capital Market effective July 2, 2010.  The Company had been notified on January 8, 2010 that the bid price of its common stock had closed at less than $1.00 per share over the previous 30 consecutive business days and, as a result, it did not comply with Listing Rule 5450(a)(1).  Therefore in accordance with the Listing Rule 5810(c)(3)(A), the Company was provided 180 calendar days, or until July 7, 2010 to regain compliance.  Upon transfer the Company is afforded an additional 180 calendar days from July 7, 2010, to until January 4, 2010 to regain compliance with the $1.00 bid price requirement or Nasdaq Staff will provide written notification that the Company’s securities will be delisted.  The Company may appeal Staff’s determination, at that time, to a Listing Qualifications Panel if it so chooses.

Item 8.01.  Other Events

On July 1, 2010, the Registrant issued a press release announcing that The NASDAQ Stock Market, LLC has approved URI’s application to transfer its stock listing to The NASDAQ Capital Market.

Item 9.01.  Financial Statements and Exhibits

Exhibit 99.1 Press Release dated July 1, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Uranium Resources, Inc.

Dated:	July 2, 2010	By:	/s/ Thomas H. Ehrlich
Thomas H. Ehrlich
Vice President and Chief Financial Officer

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